Exhibit 10.8
INVESTMENT ADVISORY AGREEMENT
Between: Dated: July 8, 2009
Horizon Cash Management L.L.C. (“Horizon”)
and
Campbell Strategic Allocation Fund Limited Partnership (the “Client”)
Horizon and the Client hereby agree as follows:
     1. Investment Advisory Services; Discretionary Authority. The Client hereby agrees to open a trust account and deposit funds with the Custodian referred to in Paragraph 2, such funds will be used to purchase securities and other obligations consistent with the investment objectives and guidelines contained in Appendix 1 hereto. Horizon shall have the sole power and discretion with respect to the purchase of any such securities or obligations and with respect to the authorization and execution of transactions for the account of the Client within the classifications of securities or obligations and pursuant to the investment objectives and guidelines contained in Appendix 1 hereto until Horizon receives written notice of termination from the Client.
     2. Custody. All funds and securities in the Client’s account will be held by The Northern Trust Company, as custodian (the “Custodian”), pursuant to a Custody Agreement, a copy of which has been provided to Horizon, unless the Client designates a different custodian and provides Horizon with a limited power of attorney and a copy of the relevant Custody Agreement.
     3. Ownership. Horizon shall neither own nor have any interest in securities or funds deposited into the account of the Client under this Agreement. All funds and securities deposited and held at the Custodian shall be held for the benefit of the Client and shall be the property of the Client and not Horizon.
     4. Investment Objectives. Horizon will be available to consult with the Client with respect to the investment objectives and needs of the Client.
     5. Non-Exclusivity. The Client understands and agrees that nothing herein shall restrict the ability of Horizon or any of its principals, employees or affiliates to engage in any transactions for its (or their) own account and for the account of others. The performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Client.
     6. Allocation. Horizon will act in a fair and reasonable manner in allocating suitable investments among the Client’s account and all other accounts advised by Horizon or any of its affiliates, but the Client acknowledges that equality of treatment cannot be assured in all situations.
     7. Management Fee. The Client agrees to pay Horizon an annualized fee based on the percentage of the principal amount of the Client’s assets under management by Horizon, computed and accrued on the daily balance maintained in the account by the Client. The percentage is determined by the following scale:

Assets Under Management	Tiered Management Fee
First $200,000,000.12%
Next $100,000,000.10%
Next $200,000,000.08%
Next $500,000,000.06%
Anything Over $1,000,000,000.04%
Horizon shall send to the Client on a monthly basis an invoice which shows the amount of the management fee, the principal amount of assets on which such fee was based and the specific manner in which the fee was calculated. The Client reserves the right to use the average daily market value provided by the Custodian to confirm the accuracy of Horizon’s fees and may be used as the final determinant of payment amount. The invoice is payable within 10 business days of receipt and the Client will notify Horizon within five business days after receipt of the statement of any objections or exceptions.
     8. Other Fees and Expenses. Custodial fees and related securities transaction fees will be paid directly by the Client.
     9. Withdrawals; Pledges; Hypothecation. It is understood and agreed that the Client shall be able to withdraw all or any part of the funds on deposit with the Custodian or add additional funds thereto upon notice to Horizon, subject to the specific notice guidelines established by Horizon as may be in effect from time to time. Horizon is authorized to receive and act upon instructions from the persons named in Appendix 2 hereto as authorized representatives of the Client (“Authorized Representatives”) which Horizon, in good faith, believes to have been provided by such persons. The Client may add or delete Authorized Representatives upon written notice to Horizon. The Client retains the right to pledge or hypothecate the assets subject to the receipt by Horizon of a notification agreement satisfactory to Horizon.
     10. Reports and Other Documentation. Horizon shall furnish the Client daily and monthly reports described in Horizon’s Form ADV, Part II and such other reports as are agreed to between Horizon and the Client. The Client understands and agrees that, given the relatively short-term nature of the securities utilized by Horizon, Horizon’s reports to the Client will list securities held by the Client at cost plus accrued interest rather than market value. The Client acknowledges that market values of fixed-income securities fluctuate with changes in interest rates and thus that market value may be higher or lower from time to time than the cost plus accrued interest reported by Horizon. Horizon will furnish to the Client the market value of any security held in the Client’s account upon reasonable request. The Client hereby revocably waives the receipt of all documents such as prospectuses, periodic shareholder reports, proxy materials, and any other information and disclosure relating to the securities held in the Client’s account which may be required to be delivered to the Client by applicable laws or regulations, and authorizes Horizon and/or the Custodian to receive such documents on behalf of the Client.. Furthermore, the Client hereby revocably waives receipt of individual transaction confirmations and authorizes and directs Horizon to instruct all brokers and dealers executing orders for the Client to forward confirmations of those transactions to Horizon and/or the Custodian. The Client will rely on periodic reports from Horizon to keep informed of the status of the Client’s account. If the Client wishes, the Client may revoke or modify this decision at any time by providing written notice to Horizon. Following such notice, Horizon will instruct the brokers and dealers executing orders for the Client’s account to send the Client individual transaction confirmations and such other information required by the Client.
     11. Risk; No Assurance of Profits. The Client shall bear all risk of gain or loss in its account. No assurance can be given that Horizon’s advice will result in profits for the Client or that the Client will not incur losses.
     12. Limitation of Liability. Except as a direct result of Horizon’s negligence, malfeasance or violation of this agreement or applicable law, neither Horizon nor any of its principals, employees, agents or affiliates shall be liable to the Client for any loss, cost, damage, expense, fine or penalty occasioned by any act or omission or error of judgment of Horizon or any of its principals, employees, agents or affiliates in connection with the performance of services hereunder. Furthermore, Horizon shall neither be responsible for delays in the transmission nor execution of instructions due to breakdown or failure of transmission or communication facilities, or to any other cause of causes beyond its reasonable control or anticipation. Horizon shall not be responsible for any loss, damage, expense or claim arising from any act of omission of the Custodian (or any replacement custodian) or any broker, dealer or bank in connection herewith chosen in a commercially reasonable manner. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and nothing herein shall in any way constitute a waiver or limitation of any rights which the Client might have under any federal securities laws.
     13. Indemnification. The Client shall indemnify and hold harmless Horizon and its principals, employees, agents and affiliates against all losses, costs, damages, expenses (including attorneys’ fees), fines or penalties (“Losses”) arising out of or relating to this Agreement or the services performed hereunder, unless such Losses directly arise out of or result from negligence, malfeasance or a violation of this agreement or applicable law on the part of Horizon or its principals, employees, agents or affiliates.
     14. Independent Contractor. For all purposes of this Agreement, Horizon shall be an independent contractor and not an employee or dependent agent of the Client; nor shall anything herein be construed as making the Client a partner or co-venturer with Horizon or any of its other clients. Except as provided in this Agreement, Horizon shall not have any authority to bind, obligate or represent the Client.
     15. Ownership of Advice; Confidentiality. All investment advice furnished by Horizon to the Client or for the Client’s benefit shall remain property of Horizon, shall be treated as confidential by the Client and shall not be used by the Client or disclosed to third parties, except as required in connection with the operation of the Client’s account or as required by law or by demand of any regulatory or self-regulatory authority.
     16. Termination. The Agreement may be terminated by either party upon thirty (30) days prior written notice to the other party.
     17. Representations. Each party hereby represents that it is duly authorized and empowered to execute, deliver and perform this Agreement, that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust or other instrument to which it is a party or to which any of its property is subject, and that this Agreement is its valid and binding obligation enforceable in accordance with its terms. The Client shall provide to Horizon, upon request, satisfactory evidence of its authority to enter into this Agreement and the signatory’s authority to execute this Agreement on the Client’s behalf.
     18. Additional Representations of the Client. The Client represents that it has such financial resources and investment experience and knowledge in financial, investment and business matters that it is capable of evaluating the risks and merits of participating in Horizon’s investment program. The Client represents that it understands the nature and risks of Horizon’s investment approach, is satisfied that it has received adequate information and opportunities to ask questions of and receive clarification from Horizon on all matters it considers material to its engagement of Horizon and has relied solely on Horizon’s Form ADV Part II and independent investigation made by it in determining to engage Horizon. The Client further represents that investment objectives and guidelines contained in Appendix 1 are in accordance with applicable law, the Client’s constitutional documents, and all applicable restrictions on the Client.
     19. Receipt of Form ADV, Part II. The Client acknowledges receipt of Horizon’s current Form ADV, Part II at least 48 hours prior to entering into this Agreement.
     20. Authorization. The Client hereby agrees to execute and authorizes Horizon to execute any documents, including but not limited to repurchase agreements, broker/dealer account agreements, limited powers of attorney and account agreements with the Custodian (or any replacement custodian), which are deemed by Horizon to be necessary for the consummation of the transactions contemplated herein.
     21. Disclosures Regarding Horizon. Attached hereto as Appendix 3 is disclosure regarding Horizon which has been approved for use in the Client’s offering memoranda, listing particulars and similar marketing materials. The Client agrees not to make any disclosures regarding Horizon that are materially different from or inconsistent with the disclosures in Appendix 3 without the prior written approval of Horizon. The Client acknowledges that Horizon shall not be liable for any disclosures made by the Client other than those set forth in Appendix 3 or otherwise approved in writing in advance of use by the Client.
     22. Notices. Any communications or notices provided for in this Agreement shall be sent in writing to a party at the following address or such other address as notified in writing by such party: in the case of Horizon, Horizon Cash Management L.L.C., 325 West Huron, Suite 808, Chicago, Illinois 60610, Attention: Pauline Modjeski, Facsimile No.: 312/335-8501; and in the case of the Client, the address set forth in Appendix 2. All communications or notices sent to such addresses or telecommunication numbers (or as otherwise directed by the parties by notice hereunder) shall be effective upon receipt.
     23. Scope; Assignment. The provisions of this Agreement shall be continuous and shall cover individually and collectively all accounts which the Client now maintains or may in the future open or reopen with Horizon, and shall inure to the benefit of Horizon and its successors and assigns and shall be binding upon the Client and the estate, executors, administrators, successors and assigns of the Client; provided, however, that no assignment (as that term is defined in Section 202(a)(1) of the Investment Advisers Act of 1940) of this Agreement shall be made by Horizon without the consent of the Client.
     24. Force Majeure. Neither party shall be liable for any delay or failure to perform its obligations hereunder if such delay or failure is caused by an unforeseeable event beyond the reasonable control of a party.
     25. Amendment; Waiver. Except as otherwise expressly provided herein, this Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced in writing signed by the party to be charged with such amendment, waiver or modification. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion.
     26. Governing Law. The provisions of this Agreement shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Illinois.
     27. Entire Agreement. This Agreement, together with the Appendices hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior communications, agreements, understandings, representations, and warranties, whether oral or written, between the parties hereto with respect to the subject matter hereof.
     28. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

     29. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     30. Captions. The captions of this Agreement are for convenience and ease of reference only and in no way define, describe, extend, or limit the scope of this Agreement or the intent of any of its provisions.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

HORIZON CASH MANAGEMENT L.L.C.		CAMPBELL STRATEGIC ALLOCATION FUND LIMITED PARTNERSHIP by Campbell & Company, Inc., its General Partner

By:	/s/ Pauline Modjeski Title: President	By:	/s/ Thomas P. Lloyd Thomas P. Lloyd
Title: General Counsel

		By:	/s/ Gregory T. Donovan

Gregory T. Donovan
Title: Chief Financial Officer

Appendix 1
Investment Objectives
To achieve returns (net of any fees) in the range of 20-50 bps in excess of prevailing rolling 90-day Treasury Bill rates without a significant increase in risk to the Fund’s assets. Primary objective is preservation of principal and adequate liquidity to meet the needs of the respective Fund.
Specific Investment Guidelines in Furtherance of Investment Objectives
                                                    See Appendix 4 for Investment Guidelines
Securities Eligible For Investment, subject to Investment Guidelines as stated in Appendix 4.
☑ U.S. Treasury Securities & U.S. Government Agencies’ Securities

☑ Repurchase Agreements — U.S. Treasury Securities & U.S. Government Agencies Securities

☑ Corporate Issued Debt Securities

☑ Commercial Bank Issued Securities

Appendix 2
Part 1 — Client Information

Name:	Campbell Strategic Allocation Fund Limited Partnership

Address:	2850 Quarry Lake Drive

City:	Baltimore

State:	Maryland	Zip: 21209

Telephone	Gregory Donovan	Fax (410) 413-2754

E-Mail	greg.donovan@campbell.com

Tax I.D./Social Security No. 52-1823554
           If client is a non-U.S. entity, an IRS form W-8 must be completed. ☐ Please check if non-U.S.
Authorized Persons

Name	Title	Signature
Gregory Donovan	Chief Financial Officer

Brian Niemiec	Director of Fund Accounting
Part II — Other Information

Accountant:	Deloitte & Touche LLP
Contact:
Address:	750 College Road East, Third Floor
City:	Princeton
State:	New Jersey	Zip: 08540
Telephone:	(609) 806-4542
Fax

Send Duplicate Confirmations to Accounting Firm? Yes ☐ No ☑

Appendix 3
Version 1
The Company has appointed Horizon Cash Management L.L.C. as cash manager (the “Cash Manager”) under the Investment Advisory Agreement dated June 29, 2009 to manage and control the liquid assets of the Company including subscriptions received from investors. The Cash Manager is incorporated in the State of Illinois, U.S.A. and is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.
The Cash Manager is based in Chicago, Illinois, USA and specializes in providing short-term, fixed income investment management to institutional investors. As of December 2008, the Cash Manager manages approximately $2.2 billion for over 40 clients world-wide. The Cash Manager structures customized portfolios by applying fundamental yield curve and interest rate analysis to each client’s unique cash flow needs, investment parameters and risk/return objectives. The Cash Manager specializes in investments which are predominantly short-term in maturity and high grade, high quality in nature with particular emphasis on U.S. Treasury securities and U.S. Government Agencies’ issues.
The Company opened an account at the Custodian and has granted the Cash Manager a limited power of attorney over such accounts. Such power of attorney gives the Cash Manager authority to make certain investments on behalf of the Company provided such investments are consistent with the investment approach of the Company. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Manager on behalf of the Company or other liquid funds of the Company will be held in its custody accounts at the custodian. The Cash Manager will have no beneficial or other interest in the securities and cash in such custody account.
The Cash Manager will use its best endeavors in the management of the assets of the Company but provides no guarantee that any profit or interest will accrue to the Company as a result of such management.
The Cash Manager and its principals, employees, agents and affiliates will be indemnified out of the assets of the Company for all losses, costs, damages, expenses (including attorneys’ fees) incurred in the performance of its duties except for loss resulting from its gross negligence, malfeasance or a violation of applicable law.
Version 2
The Directors have appointed Horizon Cash Management L.L.C., as the cash manager (the “Cash Manager”) of the Company. The Cash Manager is incorporated in the State of Illinois and is a registered Investment Adviser with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940. The Cash Manager was established in 1991 and as of

December 2008 managed approximately US$2.2 billion of client’s assets. The Cash Manager does not guarantee any interest or profits will accrue on the Company’s assets it manages. The Cash Manager will receive for its service an annual fee of not greater than 0.25% payable monthly, computed daily on the assets under its management.
Assets not maintained with the Prime Broker, and which are surplus to the margin requirements, are held in a separate segregated account with the Custodian, as described below, and are invested at the direction of the Cash Manager in U.S. Treasury and U.S. Government Agencies’ issues, high quality money market securities and repurchase agreements anticipated to earn interest, even after pertinent management fees, comparable to or greater than can be obtained on those Company assets, maintained by the Broker.

Appendix 4
CAMPBELL & COMPANY, INC.
&
CAMPBELL & COMPANY INVESTMENT ADVISOR
CASH MANAGEMENT POLICY
Statement of Objectives and Investment Guidelines
For
Campbell Sponsored Funds
Originally adopted July 1, 2009,
Revisions Effective December 1, 2009
Version 1.3

Cash Management Investment Guidelines
I. INVESTMENT GUIDELINE PURPOSE:
A.	Establish a clear understanding between the respective Campbell & Company Inc. or Campbell & Company Investment Advisor Sponsored Funds (“Campbell Funds”) and the third party cash manager (“Manager”) of the investment policies and objectives of the assets directed to the Manager for cash management.
B.	Outline an overall philosophy that is specific enough for the Manager to know what is expected, but sufficiently flexible to allow for changing economic conditions and securities markets.
C.	Provide risk preferences to guide the Manager toward the long-term rate of return objectives, which serve as standards for evaluating investment performance.
D.	Establish the investment restrictions placed upon the Manager, and outline procedures for policy and performance review. The Manager will have investment discretion for the funds under its management subject to the limitations appearing herein.
II. INVESTMENT OBJECTIVES:
A.	For each of the Campbell Funds, excess cash collateral not required to be held for margin purposes shall be invested consistent with the primary objective of preservation of principal as well as the following general guidelines:
1.	The Manager shall maintain a pool of liquid funds that is considered sufficient to meet the cash demands of redemption activity or margin calls.
2.	The remainder of the assets will be managed to produce the highest return available, consistent with liquidity and quality constraints, given the Manager’s outlook for interest rates and the economic environment.
III.	INVESTMENT RESTRICTIONS:
A.	Campbell’s Risk Committee has adopted the following restrictions and policies relating to the investment of the Campbell Fund assets. The policies are fundamental and may not be changed without written approval of Campbell’s Risk Committee.
1.	No permitted investment may contain an embedded derivative of any kind except; an otherwise permitted instrument may have an option to call in whole or in part, at par.
2.	Repurchase Agreements are strictly prohibited regardless of collateralization terms and Reverse Repo agreements are prohibited, unless terms are fully collateralized with Treasury or Agency Securities at a minimum of 102%, physical delivery (delivery vs. payment).
3.	No instrument may contain interest-only payment features.
4.	No instrument may provide payments linked to a commodity currency, reference instrument, index, or benchmark and it may not constitute a derivative instrument. Securities with interest payments linked to Libor, Fed Funds and the Prime rate are permissible investments.

5.	No interest payment on an adjustable rate security, in any period, can be a negative amount.
6.	All permitted investments are required to be governed by U.S. Law, Issuing entities domiciled in the U.S. and securities U.S. Dollar based.
7.	No investment should be greater than 10% of authorized program size.
8.	Purchase of investments with a limit of 5% above par restriction on non-government securities only.
9.	No investments in money market funds or related equivalents, with the exception of Government money market funds only[1].
10.	Investments limited to no greater than 25% of any one industry.
B.	The Manager may not:
1.	Purchase any securities other than described under Section V, “Permitted Investments,” and subject to the respective percentages outlined;
2.	Make investments for the purpose of exercising control or management of an issuer;
3.	Purchase any securities on margin;
4.	Make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof;
5.	Make loans to other persons, provided that the Manager may purchase money market securities or enter into repurchase agreements;
6.	Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held;
7.	Invest in securities (except for repurchase agreements and short term notes purchased under 4(2)/144A program meeting all other criteria outlined in Section V. E. ) with legal or contractual restrictions on resale or for which no readily available market exists;
8.	Act as an underwriter of securities; or
9.	Buy or sell any authorized investment when it is a party or any related or affiliated party in the transaction on both sides.
IV. ADDITIONAL CONSIDERATIONS:
A.	In the event that the Manager purchases any security that violates the guidelines at the time of purchase, Campbell’s Risk Committee will be notified immediately and expects the Manager to remove the security from the portfolio as soon as possible. Campbell’s Risk Committee may require the Manager to sell such securities at a loss. The Manager will, however, absorb any investment losses or costs associated with the purchase and sale of the security.
B.	In the event that the Manager holds any security that violates the guidelines after the time of purchase, as the result of a downgrade to below the specified purchase criteria,

[1]	Government Money Market Fund should not be affiliated in any manner with Manager.

the Manager will notify Campbell’s Risk Committee for consideration of a course of action.
C.	In the event permitted investments are placed under review for downgrade, holdings under this criterion will be discussed, at a minimum, on a quarterly basis to assess if the investment should continue to be held.
D.	If adjustment or market action impairs value by 1% of the portfolio value, Manager has a duty to notify Risk Committee same business day.
E.	In the event the issuer’s CDS widens by more than 15% intraday change based on the 5yr Credit Default Swap price, the issuer will be reviewed by the Manager on a daily basis prior to the commencement of additional issuer purchases.
F.	In the event the issuer’s CDS widens by more than 25% intraday change based on the 5yr Credit Default Swap price, the issuer may be removed from the buy list pending further analysis to determine suitability of investment.
1.	If a holder of issuer’s paper, Manager will notify Campbell’s Risk Committee of the change immediately,
2.	Update Campbell’s Risk Committee with current outlook and impact on portfolio,
3.	Suggest course of action,
4.	Campbell Risk Committee will determine course of action.
V. PERMITTED INVESTMENTS:
The following investments are permissible for all Campbell Funds, subject to the percentage limitations contained herein,
A.	US Government Securities
1.	Restrictions: None
2.	Further Defined: Any security issued or guaranteed as to principle and interest by the United States, or by a person controlled or supervised and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States. This shall include bank debt issued under the Temporary Liquidity Guaranty Program (TLGP).
B.	Government Agency Securities[2]
1.	Restrictions: Short-term securities must be rated (A-1, P-1, F1, or higher S&P, Moodys, Fitch, respectively) by a NRSRO.
2.	Any single issuer may not exceed 25% of the total value of the investment portfolio relative to each legal entity. [3]

[2]	Further defined, Debt securities issued by government-sponsored enterprises, federal agencies, federal financing banks. If Federal guarantee is implied, will need to be backed with credit lines from the Treasury.

[3]	Investment portfolio is defined as the funds for each of the Campbell Funds managed by the Manager; the limitation is defined as X percentage of this investment portfolio.

     C. Municipal Securities
1.	Restrictions: Short-term securities must be rated at a minimum (A-1, P-1, F1, S&P, Moodys, Fitch, respectively) by an NRSRO or one of the highest long term rating categories (AA, Aa2, AA, S&P, Moodys, Fitch, respectively).
1.	No more than 5% of the total value of the investment portfolio shall be invested in any respective State or Local Government or General Obligation or any related combination. [4]
2.	Permitted investment also includes pre-refunded bonds collateralized with U.S. Government securities (as referenced above) and will be treated as U.S. Government securities for diversification standards.
     D. Certificates of Deposit
1.	Restrictions: Short-term securities must be rated at a minimum (A-1, P-1, F1, S&P, Moodys, Fitch, respectively) by an NRSRO.
2.	Must be able to be liquidated within one business day, or if not negotiable, must be redeemable at the issued bank within one business day.
3.	Institutions : Issued or endorsed by a bank, or a savings and loan association, organized and supervised under federal or state laws.
4.	Any single issuer [5] may not exceed 5% of total value of the investment portfolio relative to each legal entity.
5.	The commercial paper or long-term debt instrument of the issuer of a certificate of deposit or, if the issuer is part of a holding company system, its holding company’s commercial paper or long-term debt instrument, must be rated at a minimum (A-1, P-1, F1, S&P, Moodys, Fitch, respectively) of an NRSRO or one of the two highest long-term ratings (AA-, Aa3, AA-, S&P, Moodys, Fitch, respectively) of an NRSRO.
     E. Commercial Paper (Including ABCP)
1.	Restrictions: Short-term securities must be rated at a minimum (A-1, P-1, F1, S&P, Moodys, Fitch, respectively) by an NRSRO; or rated at a minimum (A-2, P-2, F2, S&P, Moodys, Fitch, respectively) by an NRSRO with a maximum maturity of 7 days.
2.	Any single issuer [6]may not exceed 5% of total value of the investment portfolio relative to each legal entity, overnight investments may not exceed 10% of total value of the investment portfolio relative to each legal entity.
3.	Issued by a U.S. corporation or Non-U.S. corporation issuing debt through its U.S. subsidiary.
4.	For off-shore accounts, maximum remaining maturity is 183 days.

[4]	For example, State of California bonds and Los Angeles County GO bonds cannot total greater than 5% of the total value of the investment portfolio for each of the Campbell Funds.

[5]	Treatment of securities issued by affiliates. For purposes of determining compliance with the concentration limits set forth within the investment guidelines, securities issued by entities that are affiliated shall be aggregated and deemed the securities of a single issuer. An affiliate includes parent companies, including all entities through the ultimate holding company, subsidiaries to the lowest level, and companies under common ownership of such parent company or affiliates.

[6]	Ibid.

     F. Corporate Debt Instruments
1.	Restrictions: Short-term securities must be rated (A-1, P-1, F1, S&P, Moodys, Fitch, respectively) by an NRSRO or at least one long term rating of (AA-, Aa3, AA-, S&P, Moodys, Fitch, respectively).
2.	Issued by a U.S. corporation or Non-U.S. corporation issuing debt through its U.S. subsidiary.
3.	Issued by Supranationals
4.	For off-shore accounts, maximum remaining maturity is 183 days.
5.	Any single issuer[7] may not exceed 5% of total value of the investment portfolio relative to each legal entity.
     VI. MATURITY RESTRICTIONS:
1.	The dollar weighted average time to maturity of the portfolio may not exceed 12 months.
2.	No investment shall have a remaining maturity greater than 24 months from the time of purchase.
3.	Maximum maturity
1.	50% of the portfolio will mature in 6 months
2.	75% of the portfolio will mature in 9 months
4.	Maximum Exposure of
1.	Certificates of Deposits will be 25% of the investment portfolio
2.	Commercial Paper will be 50% of the investment portfolio
3.	Municipal Securities will be 50% of the investment portfolio
4.	Corporate Bonds and Notes will be 50% of the investment portfolio
5.	Asset Back Securities will be 10% of the investment portfolio
VII. STANDARDS OF PERFORMANCE:
A.	The Manager is expected to produce a net return in the range of 15 to 50 basis points in excess of the rolling three-month Treasury Bill[8], consistent with the primary objectives of preservation of principal and liquidity. On a quarterly basis, the Manager will discuss return expectations relative to the current economic landscape which may include updating the range of performance.
B.	The period for investment evaluation will be at least two years and will normally include a market cycle. However, Campbell will have the discretion to terminate the relationship at any time prior to the two year period.
C.	Investments purchased and held in the plan as of July 1, 2009 are considered to be in grandfathered in terms of compliance with stated investment guidelines, however the reinvestment of the maturity proceeds will need to be invested in congruency with the stated investment guidelines.
D.	It is required the Manager implement the proposed investment strategy within 60 days of receipt of initial funds.

[7]	Ibid.

[8]	Secondary Market Yield of 3-Month U.S. Treasury Bills published by the St. Louis Federal Reserve Bank

E.	The Manager is expected to act in a prudent manner when considering informing Campbell’s Risk Committee of material events related, but not limited to, the portfolio, Manager’s company, management team or the ability to achieve the investment objectives within the stated investment guidelines.
VIII. REPORTING:

The Manager will provide quarterly reports indicating:
a.	Portfolio composition for each major asset class at cost and market.
b.	Portfolio characteristics (e.g. yield, duration, etc.)
c.	Summary of results for most recent quarter, year-to-date, and since inception.
Periodic meetings will be scheduled with the Manager. The agenda for these meetings should include:
a.	Presentation of investment results compared to prior forecasts and stated objectives.
b.	Review of current investment strategies.
c.	Discussion of any material changes in policy objectives, staffing, or business conditions of the Manager.
d.	Update on the changes in the approved security and executing broker —dealer listings.
Reports from Custody will be discussed at a minimum on a quarterly basis addressing the following topics:
A.	Late Security Trades
B.	Breaks
C.	Operational Issues as discussed with Custodian
D.	Findings related to compliance testing relative to investment guidelines
E.	Individual security holdings at cost and market.
F.	Transactions for the prior quarter by individual security.
Campbell Funds will independently monitor the investment guidelines based on information provided by the Custodian. It is required each Manager monitor the investment guidelines on a pre-trade compliance basis.

LIMITED POWER OF ATTORNEY
     We hereby constitute and appoint Horizon Cash Management L.L.C. (whose signature appears below), our agent and attorney-in-fact, with full power and authority to act for us and on our behalf to direct the purchase and sale of securities for our account or accounts with you, however designated, and whether presently open or hereafter opened.
     You are accordingly authorized and empowered to follow the instructions of our said agent and attorney-in-fact in every respect with regard to any such purchases or sales for our account(s) and we hereby ratify and confirm any and all transactions effected in and for our account(s) by our said agent and attorney-in-fact, and agreements entered into on our behalf by said agent and attorney-in-fact, and agree to indemnify you and hold you free and harmless of any loss, liability or damage by reason thereof.
     This power of attorney, authorization and indemnity is in addition to (and in no way limits or restricts) any and all rights which you may have under any other agreement or agreements between your firm and us or otherwise, and shall inure and continue in favor of your present firm, its successors by merger, consolidation or otherwise, and assigns.
     This power of attorney and authorization shall continue in full force and effect, and you and your successors and assigns shall be indemnified in relying thereon, until you shall receive written notice of revocation thereof, signed by us, and such revocation or termination shall in no way affect the validity of this power and our liability under the indemnity herein contained, with reference to any transaction initiated by our agent and attorney-in-fact, prior to the actual receipt by you of notice of such revocation or termination, as above provided.
Dated at                                         , this 8th day of July, 2009
WITNESS:
Horizon Cash Management LLC
Investment Advisor on behalf
of Clients

Name of Agent	Campbell Strategic Allocation Fund L.P. Name of Client

/s/ Pauline Modjeski Authorized Signature	/s/ Thomas P. Lloyd Authorized Signature

/s/ Gregory T. Donovan Authorized Signature

Letter of Acknowledgement

TO:	Horizon Cash Management L.L.C.
FROM:	Campbell Strategic Allocation Fund L.P.
DATE:	July 8, 2009
This is to acknowledge that as of this date we received and reviewed the Form ADV Part II, Investment Advisory Agreement, Privacy Policy, Limited Power of Attorney and descriptive brochure.
We have delineated our investment objectives in Appendix 1 of the Advisory Agreement along with any specific guidelines we require. We have authorized Horizon Cash Management L.L.C. to provide investment advisory services in accordance with these objectives and guidelines.
We acknowledge that changes to the Agreement, objectives and guidelines as well as wire transfer instructions must be made in writing.
We further acknowledge that any mention by Horizon of past results does not in anyway guarantee future performance.
Campbell Strategic Allocation
Fund Limited Partnership
by Campbell & Company, Inc.,
its General Partner

By:	/s/ Thomas P. Lloyd		By:	/s/ Gregory T. Donovan
	Title:	General Counsel		Title:	Chief Financial Officer
	Date:	July 8, 2009		Date:	July 8, 2009

Received: Horizon Cash Management L.L.C.
By:	/s/ Pauline Modjeski
Date: July 13, 2009

Statement Request

Client Name: Campbell Strategic Allocation Fund L.P.	Date: July , 2009

Account(s) #
ALL CURRENT REPORTING METHODS WILL REMAIN THE SAME
Please send my daily statements as follows:

by mail
by e-mail
e-mail address
Please send duplicate daily statements to the following persons:

1)		2)

	by mail		by mail
	by e-mail		by e-mail
	e-mail address		e-mail address
Please send my monthly statement:

by mail
by e-mail	e-mail address
Please send duplicate monthly statements to:

1)		2)

	by mail		by mail
	by e-mail		by e-mail
	e-mail address		e-mail address

HORIZON CASH MANAGEMENT, L.L.C.
PRIVACY POLICY NOTICE
Our Commitment to You
When you become a client of Horizon Cash Management, L.L.C. you entrust us with not only your financial assets but also with private information about you. We treat this information as confidential and recognize the importance of protecting access to it.
The Type of Information We Collect About You
In the course of doing business with clients, we collect nonpublic information about you. You typically provide private information when you become a client or when you request a transaction that involves Horizon Cash Management. This nonpublic information may include information regarding your name and address, social security number, federal tax identification number, assets, income, account balance, bank account information, clearing firm information, tax information and investment activity.
What We Do With Your Private Information
We do not sell information about current or former clients to third parties, and we do not disclose it to third parties unless requested by a client or necessary to process a transaction, service an account, or as permitted or required by law.
We may share information with companies that perform administrative services for us. However, our contracts restrict the companies from using our client information for any other purpose than that for which they have been hired.
How We Safeguard Your Personal Information
To protect your private information, we maintain physical, electronic and procedural safeguards to guard your personal information including restricting your personal information to our employees that need to know that information in order to service your account. Our Privacy Policy, which applies to all employees, restricts the use of client information and requires that it be held in strict confidence. In fact, we require each new employee sign a confidentiality agreement.
We’ll Keep You Informed
As required by federal law, we will notify you of our privacy policy annually. In addition, we will tell you promptly if we change this policy.
Should you have any questions regarding our privacy policy, please contact us.
February 2009

ACCOUNT OPENING CHECKLIST
1. Documents required to be completed, signed and returned.
❑	Investment Advisory Agreement including execution page and completed Appendices

❑	Limited Power of Attorney

❑	Letter of Acknowledgement

❑	W-8 or W-9 whichever applicable

❑	Statement Request Form
2. Documents Required to be included in client’s file at Horizon
❑	Audited financial statement — current and previous year

❑	Descriptive information — fund prospectus, offering memorandum, annual report, etc.
3. Other
❑	Discuss with your clearing firm and pre-determine “sweep” levels